UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2022

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive,
San Jose,
California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

 (Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	XLNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 14, 2022 (the “Closing Date”), Xilinx, Inc. (the “Company”) completed the previously announced combination with Advanced Micro Devices, Inc. (“AMD”) pursuant to the Agreement and Plan of Merger, dated October 26, 2020 (the “Merger Agreement”), by and among the Company, AMD and Thrones Merger Sub, Inc., a wholly owned subsidiary of AMD (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly owned subsidiary of AMD.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Xilinx Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares and any shares of Xilinx Common Stock held directly by AMD or Merger Sub) was converted into the right to receive 1.7234 shares (the “Exchange Ratio”) of a fully paid and non-assessable share of common stock, par value $0.01 per share, of AMD (the “AMD Common Stock”) and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.

At the Effective Time, (i) all of the Company restricted stock units (“Xilinx RSUs”) with vesting criteria based on continuing service that were outstanding and held by employees of the Company as of immediately prior to the Effective Time were automatically converted into restricted stock units denominated in shares of AMD Common Stock based on the Exchange Ratio, with Xilinx RSUs with performance-based vesting criteria converted into performance-based vesting restricted stock units denominated in shares of AMD Common Stock based on the Exchange Ratio and continuing to vest through the end of the applicable performance period based on performance measures applicable to such Xilinx RSUs as of immediately prior to the Effective Time, (ii) all of the Company options held by employees of the Company that were outstanding as of immediately prior to the Effective Time (if any) were automatically converted into options to acquire a number of shares of AMD Common Stock determined based on the Exchange Ratio (with the exercise price being adjusted based on the Exchange Ratio) and (iii) all of the Company options and Xilinx RSUs held by non-employee members of the Company’s board of directors accelerated in full and, in the case of Xilinx RSUs, became settled. Aside from the foregoing adjustments, the awards generally remain subject to the same vesting and other terms and conditions that applied to the awards immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 27, 2020 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On February 14, 2022, the Company notified the NASDAQ Global Select Market (“Nasdaq”) of the consummation of the Merger and that each outstanding share of Xilinx Common Stock had been converted into the right to receive AMD Common Stock. The Company requested that Nasdaq (i) halt trading of the Xilinx Common Stock on Nasdaq prior to the open of trading on February 14, 2022, (ii) withdraw the Xilinx Common Stock from listing on Nasdaq and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Xilinx Common Stock is no longer listed on Nasdaq and to apply for the deregistration of the Xilinx Common Stock under Section 12(b) of the Exchange Act. As a result, the shares of Xilinx Common Stock, which previously traded under the symbol “XLNX,” will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger on February 14, 2022, at the Effective Time a change in control of the Company occurred and the Company became a wholly owned subsidiary of AMD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger, each of Raman Chitkara, Saar Gillai, Mary Louise Krakauer, Thomas Lee, Jon Olson, Victor Peng, Dennis Segers and Elizabeth Vanderslice, resigned and ceased to be directors of the Company as of the Effective Time, and the directors of Merger Sub became the directors of the Company.

As of the Effective Time, each of the Company’s executive officers as of immediately prior to the Effective Time ceased to be officers of the Company, and the officers of Merger Sub became the officers of the Company.

Transaction Bonus

In connection with the closing of the Merger, the compensation committee of the Company’s board of directors approved a one-time cash transaction bonus for the Chief Executive Officer of the Company, Victor Peng, to reward him for the successful closing of the Merger and his service with the Company through the Closing Date. Mr. Peng’s transaction bonus is payable on the Closing Date in a single lump-sum payment equal to $2,000,000, less applicable withholdings, contingent upon the successful closing of the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety to be in the form of the certificate of incorporation and bylaws of Merger Sub in effect as of immediately prior to the Effective Time, subject to certain changes as set forth in the Merger Agreement. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

Supplemental Indentures

As previously disclosed, on May 30, 2017 and May 19, 2020, respectively, the Company closed its public offerings of $750,000,000 aggregate principal amount of the Company's 2.950% Senior Notes due 2024 (the “2024 Notes”) and $750,000,000 aggregate principal amount of the Company's 2.375% Senior Notes due 2030 (the “2030 Notes”). In connection with the consummation of the Merger, on the Closing Date, the Company entered into (a) the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), with AMD, as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), which amends that certain Indenture entered into as of June 14, 2007, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time, pursuant to which AMD has agreed to provide a full and unconditional guarantee of the 2024 Notes and thereby become a guarantor of the 2024 Notes, on the terms and subject to the conditions set forth in the Fourth Supplemental Indenture, and (b) the Second Supplemental Indenture (the “Second Supplemental Indenture”), with AMD, as guarantor, and the Trustee, which amends that certain Indenture entered into as of May 19, 2020, by and between the Company and the Trustee, as amended and supplemented from time to time, pursuant to which AMD has agreed to provide a full and unconditional guarantee of the 2030 Notes and thereby become a guarantor of the 2030 Notes, on the terms and subject to the conditions set forth in the Second Supplemental Indenture. The foregoing descriptions of the Fourth Supplemental Indenture and the Second Supplemental Indenture do not purport to be complete and are subject and qualified in their entirety by reference to the full text of the Fourth Supplemental Indenture and the Second Supplemental Indenture, respectively, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of October 26, 2020, by and among Xilinx, Inc., Advanced Micro Devices, Inc. and Thrones Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2020).

3.1	Amended and Restated Certificate of Incorporation of Xilinx, Inc.

3.2	Amended and Restated Bylaws of Xilinx, Inc.

4.1	Fourth Supplemental Indenture, dated as of February 14, 2022, by and among Xilinx, Inc., Advanced Micro Devices, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of February 14, 2022, by and among Xilinx, Inc., Advanced Micro Devices, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Xilinx, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

By:	/s/ Victor Peng
Name: Victor Peng
Title: President

Date:	February 14, 2022